Exhibit 4.12.5
EXECUTION VERSION

AMENDMENT NO. 1 TO AMENDED AND RESTATED SERIES 2013-G1 SUPPLEMENT

AMENDMENT NO. 1 (this “Amendment”), dated as of June 17, 2015, among Hertz Vehicle Financing LLC, as issuer (the “Issuer”), Hertz Vehicle Financing II LP, as Series 2013-G1 Noteholder (the “Series 2013-G1 Noteholder”), and The Bank of New York Mellon Trust Company, N.A., as trustee and securities intermediary (the “Indenture Trustee”), to the Amended and Restated Series 2013-G1 Supplement, dated as of October 31, 2014 (as amended, restated or otherwise modified from time to time in accordance with the terms thereof, the “Indenture Supplement”), among the Issuer, the Series 2013-G1 Noteholder and the Indenture Trustee, to the Fourth Amended and Restated Base Indenture, dated as of November 25, 2013 (as amended from time to time, the “Base Indenture”), between the Issuer and the Indenture Trustee.

WITNESSETH:
WHEREAS, Section 11.7 of the Indenture Supplement permits the parties thereto to make amendments to the Indenture Supplement subject to certain conditions set forth therein;
WHEREAS, the parties hereto desire, in accordance with Section 11.7 of the Indenture Supplement, to amend the Indenture Supplement as provided herein; and
WHEREAS, the HVF II Group I Noteholders consenting hereto hold 100% of the aggregate principal amount of each HVF II Series of Group I Notes;
NOW, THEREFORE, based upon the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:
AGREEMENTS
1. Defined Terms. All capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Indenture Supplement, and if not defined therein, shall have the meaning assigned thereto in the Amended and Restated Series 2013-A Supplement, dated as of October 31, 2014, between Hertz Vehicle Financing II LP, the Hertz Corporation, the several financial institutions that serve as committed note purchases set forth on Schedule II thereto, the several commercial conduits listed in Schedule II thereto, the several funding agents listed on Schedule II thereto, Deutsche Bank AG, New York Branch and The Bank of New York Mellon Trust Company, N.A., to the Amended and Restated Group I Supplement, dated as of October 31, 2014, to the Amended and Restated Base Indenture, dated as of October 31, 2014, each between Hertz Vehicle Financing II LP and The Bank of New York Mellon Trust Company, N.A.
2. Amendments to the Indenture Supplement. The Indenture Supplement is hereby amended as follows:
(a)Section 2.2(b) of the Indenture Supplement shall be deleted and replaced in its entirety with the following:
“(b) HVF may effect an Advance, upon receipt of confirmation from HVF II of the availability of funds under the HVF II Group I Indenture and the HVF II Group I Series Supplements in an amount equal to such Advance, by issuing, at par, additional principal amounts of the Series 2013-G1 Note.

Proceeds from the initial issuance of the Series 2013-G1 Note shall be deposited into the Series 2013-G1 Collection Account and allocated in accordance with Article VII hereof.  Proceeds from any Advance shall be remitted to or at the direction of HVF in accordance with the related Advance Request.”
(b)Section 5.1(d) of the Indenture Supplement shall be deleted and replaced in its entirety with the following:
“(d) Quarterly Compliance Certificates. On or before the Payment Date in each of March, June, September and December, commencing in December 2013, HVF shall deliver to the Trustee and the HVF II Trustee an Officer’s Certificate of HVF to the effect that, except as provided in a notice delivered pursuant to Section 9.6, no Series 2013-G1 Amortization Event or Series 2013-G1 Potential Amortization Event has occurred during the three months prior to the delivery of such certificate or is continuing as of the date of the delivery of such certificate.”
(c)Section 7.1 of the Indenture Supplement shall be deleted and replaced in its entirety with the following:
“Allocations with Respect to the Series 2013-G1 Note.  The net proceeds from the initial sale of the Series 2013-G1 Note were deposited into the Series 2013-G1 Collection Account. On each Business Day on which the proceeds of the initial sale of the Series 2013-G1 Note or any Series 2013-G1 Collections are deposited into the Series 2013-G1 Collection Account (each such date, a “Series 2013-G1 Deposit Date”), the Series 2013-G1 Administrator shall direct the Trustee in writing to apply all amounts deposited into the Series 2013-G1 Collection Account in accordance with the provisions of this Article VII.”
3. Effectiveness. The effectiveness of this Amendment is subject to (i) delivery of executed signature pages by all parties hereto and (ii) satisfaction of the Rating Agency Condition with respect to this Amendment.
4. Reference to and Effect on the Indenture Supplement; Ratification.
(a)Except as specifically amended above, the Indenture Supplement is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.
(b)Except as expressly set forth above, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party hereto under the Indenture Supplement, or constitute a waiver of any provision of any other agreement.
(c)Upon the effectiveness hereof, each reference in the Indenture Supplement to “this Agreement”, “Series Supplement”, “hereto”, “hereunder”, “hereof” or words of like import referring to the Indenture Supplement, and each reference in any other Transaction Document to “Series Supplement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Indenture Supplement, shall mean and be a reference to the Indenture Supplement as amended hereby.
5. Indenture Trustee Direction. The parties hereto (other than the Indenture Trustee) hereby direct the Indenture Trustee to enter into this Amendment.
6. Counterparts; Facsimile Signature. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. Any signature page to this Amendment containing a manual signature may be delivered by facsimile transmission or other electronic communication device capable of transmitting or creating a printable written record, and when so delivered shall have the effect of delivery of an original manually signed signature page.
7. Governing Law. This amendment AND ALL MATTERS ARISING FROM OR IN ANY MANNER RELATING TO THIS amendment SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
8. Headings. The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions thereof.
9. Severability. The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.
10. Interpretation. Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.
11. Indenture Trustee Not Responsible. The Indenture Trustee shall not be responsible for the validity or sufficiency of this Amendment nor for the recitals herein.
12. Indemnification. The Issuer hereby reaffirms its indemnification obligation in favor of the Indenture Trustee pursuant to Section 10.11 of the Base Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers and delivered as of the day and year first above written.

HERTZ VEHICLE FINANCING LLC,
as Issuer

By:        /s/ R. Scott Massengill
Name: R. Scott Massengill
Title: Treasurer

HERTZ VEHICLE FINANCING II LP, a limited partnership, as Series 2013-G1 Noteholder

By:	HVF II GP Corp., its general partner

By:        /s/ R. Scott Massengill
Name: R. Scott Massengill
Title: Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:        /s/ Mitchell L. Brumwell
Name: Mitchell L. Brumwell
Title: Vice President